EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: January 21, 2026

WestCap Management, LLC
By:	/s/ Laurence A. Tosi
Name:	Laurence A. Tosi
Title:	Managing Member

WestCap Stub Holdco 2024, LLC
By:	WestCap Management, LLC, its Manager

By:	/s/ Laurence A. Tosi
Name:	Laurence A. Tosi
Title:	Managing Member

WESTCAP STUBHUB OPPORTUNITY FUND PREFERRED, LLC
By:	WestCap Management, LLC, its Manager

By:	/s/ Laurence A. Tosi
Name:	Laurence A. Tosi
Title:	Managing Member

/s/ Laurence A. Tosi
Laurence A. Tosi